Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-37261) pertaining to the Southern Union Savings Plan of our report dated June 21, 2005, with respect to the financial statements and supplemental schedules of the Southern Union Savings Plan as of and for the year ended December 31, 2004, which report appears in this Form 10-K/A of Southern Union Company.

Parente Randolph, PC
Wilkes-Barre, Pennsylvania
June 27, 2005